UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

INNOVUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9171 Towne Centre Drive, Suite 440, San Diego, CA	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 964-5123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Innovus Pharmaceuticals,” “Innovus Pharma,” “the Company”, “we,” “us” and “our” refer to Innovus Pharmaceuticals, Inc., and/or one or more of our wholly-owned subsidiaries, unless the context otherwise provides. Innovus Pharma® is a registered service mark of Innovus Pharmaceuticals, Inc.

Item 8.01 – Other Events

On May 9, 2017, the Company issued a press release announcing that West-Ward Pharmaceuticals International Limited (“WWPIL”), a wholly-owned subsidiary of Hikma Pharmaceuticals PLC (“Hikma”) (LSE: HIK) (NASDAQ Dubai: HIK) (OTC: HKMPY), will provide the Company with the rights to launch our branded, fluticasone propionate nasal spray USP, 50 mcg per spray (FlutiCare™), under WWPIL’s FDA approved abbreviated new drug application (“ANDA”) No. 207957 in the United States in the second half of 2017.

This is the second partnership the Company has announced for its FlutiCare™ product. The first, originally announced in connection with the Company’s acquisition of Novalere FP, Inc. in 2015, is pending FDA approval of the ANDA in the U.S. As a result of the acquisition, Innovus Pharma owns worldwide rights outside of the U.S. to this dossier and filing and intends to commercialize FlutiCare™ through the use of its rights to the U.S. dossier for the product.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 -- Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release issued May 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2017	INNOVUS PHARMACEUTICALS, INC.

By: /s/ Bassam Damaj Bassam Damaj President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued May 9, 2017.